UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

Travelers Property Casualty Corp.

(Exact name of registrant as specified in its charter)

Connecticut	001-31266	06-1008174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tower Square
Hartford, Connecticut		06183
(Address of principal executive offices)		(Zip Code)

(860) 277-0111
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99: PRESS RELEASE

Item 5. Other Events and Regulation FD Disclosure.

On March 15, 2004, Travelers Property Casualty Corp. ( “Travelers”) issued a press release announcing that it had executed a definitive agreement settling asbestos-related statutory-based direct actions pending against Travelers under various unfair trade practices acts and similar statutes. The press release is furnished as Exhibit 99 to this Report and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
99	Press release issued by Travelers Property Casualty Corp. on March 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2004	Travelers Property Casualty Corp.

	By:	/s/ Paul H. Eddy

Paul H. Eddy
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99	Press release issued by Travelers Property Casualty Corp. on March 15, 2004.